UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

REPUBLIC FIRST BANCORP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On August 9, 2022, Republic First Bancorp, Inc. issued the following press release:

Madonna Resumes Leadership of Republic First Bancorp

Harry D. Madonna Named Interim Chief Executive Officer and Executive Board Chair

Harris Wildstein re-appointed Lead Independent Director

Andrew Cohen appointed to Audit Committee

PHILADELPHIA, Aug. 9, 2022 /PRNewswire/ -- Republic First Bancorp, Inc. (NASDAQ: FRBK) (the “Company”), the parent company of Republic First Bank d/b/a Republic Bank (the “Bank”), today announced that founder and former CEO and Board Chair, Harry D. Madonna, Esquire has been named Interim Chief Executive Officer of the Company, effective immediately.  He will also hold the role of Executive Chair of the Company’s Board of Directors (the “Board”).  These changes come on the heels of the departure of Vernon W. Hill, Jr. as CEO, who, together with Barry Spevak, resigned from the boards of the Company and the Bank today.  Mr. Madonna has pledged to maximize value for all constituents.

Mr. Madonna concluded: “I am honored to be entrusted to the task of moving forward in this new and changing environment.  We are entering a critical phase in the evolution of the institution and I and the Board are eager to return to our primary tasks of optimizing the Company’s and the Bank’s performance and providing stability and value to all of our stakeholders.”

Harris Wildstein has been re-appointed as Lead Independent Director of the Board.  Mr. Wildstein said “We are thrilled to continue forging forward on the changes started last month, further aligning management, leadership and the Company with its shareholders, employees and other stakeholders.  With recent addition of Benjamin C. Duster, IV to the Board and as Chair of the Audit Committee, and Harry Madonna’s return, we believe we have put in place a team that well-recognizes its fiduciary duties to all of its constituents and will focus on both the short-term and long-term future of the Company and the Bank.”

Given the resignation of Mr. Spevak from the Boards of the Bank and the Company, Andrew B. Cohen, an accomplished financial manager, has been named as the third member of the Audit Committee.

Mr. Madonna has more than 30 years of banking experience, founding Republic Bank in 1988. He has served as President and CEO of Republic First Bancorp, Inc., Republic Bank’s holding company since 2001, Chair from 1988 to 2016, Interim Board Chair commencing in July of 2022, and President of the Bank from 2001 to 2010. From 2002 to 2005, he was of counsel to Spector Gadon & Rosen, PC, and a partner of Blank Rome LLP from 1980 to 2001.

Mr. Wildstein was a co-founder of the Company and the Bank and has served on the Company and Bank Boards since 1988.  He is the President of HVW, Inc. and President at R&S Imports Ltd. Mr. Cohen is the Chief Investment Officer and Co-founder of Cohen Private Ventures which invests long-term capital, primarily in direct private investments and other opportunistic transactions, and manages family office activities, on behalf of Steven A. Cohen and his family.  Mr. Cohen is the Vice Chairman, member of the board of directors, and a minority owner of the New York Mets Baseball Club, as well as a member of the board of directors of several other public and private companies including Laureate Education, Inc.

About Republic Bank

Republic Bank is the operating name for Republic First Bank. Republic First Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its 34 offices located in Atlantic, Burlington, Camden and Gloucester Counties in New Jersey; Bucks, Delaware, Montgomery and Philadelphia Counties in Pennsylvania and New York County in New York. The bank also offers a wide range of residential mortgage products through its mortgage division, Oak Mortgage Company. For more information about Republic Bank, please visit www.myrepublicbank.com.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission (the “SEC”).  These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. These factors include competition, timing, credit risks of lending activities, changes in general economic conditions, price pressures on loan and deposit products, and other factors detailed from time to time in the Company's filings with the SEC. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Important Additional Information

The Company intends to file a proxy statement and may file a proxy card with the SEC in connection with the Company's 2022 Annual Meeting of Shareholders (the “2022 Annual Meeting”) and, in connection therewith, the Company, certain of its directors and executive officers will be participants in the solicitation of proxies from the Company's shareholders in connection with such meeting. SHAREHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE 2022 ANNUAL MEETING. The Company's definitive proxy statement for the 2021 annual meeting of shareholders contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company's directors and executive officers in the Company's securities. Information regarding subsequent changes to their holdings of the Company's securities can be found in the SEC filings on Forms 3, 4, and 5, which are available on the Company's website at http://investors.myrepublicbank.com/ or through the SEC's website at www.sec.gov. Information can also be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2020 on file with the SEC. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2022 Annual Meeting. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Company's website at http://investors.myrepublicbank.com.

CONTACT:	David Neff	Michael Gaimari
	Neff	Neff
	C: 215-681-6333	C: 609-805-6433
	E: dn@neffknows.com	E: mg@neffknows.com